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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES NEW YORK MUNI BOND ETF (ISHNY)
    BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-IG)
    BlackRock New York Municipal Income Trust II (BFY)
    BlackRock New York Municipal Income Trust (BNY)
    BlackRock New York Municipal Bond Trust (BQH)
    BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
    BlackRock New York Municipal Income Quality Trust (BSE)
    BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
    BlackRock MuniYield New York Quality Fund, Inc. (MYN)
    BlackRock National Municipal Fund of BlackRock Municipal Bond Fund, Inc. (BR-NATL)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  06-23-2017

Security Type:                  BND/MUNI

Issuer New York City Transitional Finance Authority Future Tax Secured Subordinate Bonds 2017 Series F

Selling Underwriter             Loop Capital Markets LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Loop Capital Markets,Bank of America Merrill
                                Lynch, Citigroup Global Markets Inc, Goldman
                                Sachs & Co. LLC, Jefferies LLC, J.P. Morgan
                                Securities LLC, Ramirez & Co., Inc., RBC
                                Capital Markets, Siebert Cisneros Shank & Co.,
                                L.L.C., Barclays Capital Inc., BNY Mellon
                                Capital Markets, Drexel Hamilton, LLC,
                                Fidelity Capital Markets, Janney Montgomery
                                Scott LLC, Morgan Stanley & Co. LLC,
                                Oppenheimer & Co., Raymond James & Associates,
                                Inc., Roosevelt & Cross, Inc., Stifel,
                                Nicolaus & Company, Inc., TD Securities (USA)
                                LLC, U.S. Bancorp Investments Inc., Wells
                                Fargo Securities (trade name for Wells Fargo,
                                Bank N.A. Municipal Products Group), Academy
                                Securities, Blaylock Van, LLC, FTN Financial
                                Capital Markets, HilltopSecurities, PNC
                                Capital Markets LLC, Rice Financial Products
                                Company, Stern Brothers & Co., Williams
                                Capital Group L.P.

TRANSACTION DETAILS

Date of Purchase                06-23-2017

Purchase Price/Share              $121.294 Total Commission,             0.468%

                                  Page 1 of 2

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

(PER SHARE / % OF PAR)        $120.617 Spread or Profit
                              $119.848
                              $118.802
                              $118.424
                              $117.766
                              $117.485
                              $119.276
                              $117.953
                              $117.298

 1.  Aggregate Principal Amount Purchased (a+b)                    $109,580,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client purchase)  $107,560,000

     b.  Other BlackRock Clients                                   $  2,020,000

 2.  Aggregate Principal Amount of Offering                        $850,000,000

 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                 0.12892

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering..... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering......... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering........... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering...... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:         Dipankar Banerjee                     Date:   06-26-2017
                      --------------------------------------       ------------
                      Global Syndicate Team Member

Approved by:          Steven DeLaura                        Date:   06-26-2017
                      --------------------------------------       ------------
                      Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of a
                                       country other than the United States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the Investment
                                           Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any rights
                                           to purchase securities that are
                                           required by law to be granted to
                                           existing security holders of the
                                           issuer);

                                       (c) financial statements, prepared and
                                           audited as required or permitted by
                                           the appropriate foreign financial
                                           regulatory authority in such
                                           country, for the two years prior to
                                           the offering, were made available
                                           to the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a foreign
                                           government, a national of any
                                           foreign country, or a corporation
                                           or other organization incorporated
                                           or organized under the laws of any
                                           foreign country, it (1) has a class
                                           of securities registered pursuant
                                           to section 12(b) or 12(g) of the
                                           Securities Exchange Act of 1934 or
                                           is required to file reports
                                           pursuant to section 15(d) of that
                                           act, and (2) has filed all the
                                           material required to be filed
                                           pursuant to section 13(a) or 15(d)
                                           of that act for a period of at
                                           least 12 months immediately
                                           preceding the sale of securities
                                           (or for such shorter period that
                                           the issuer was required to file
                                           such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is an
                                           industrial development bond (as
                                           defined in section 103(c)(2) of
                                           Title 26) the interest on which is
                                           excludable from gross income under
                                           certain provisions of the Internal
                                           Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a reasonably
                                           short period of time; and

                                       (c) either

                                            (1) are subject to no greater than
                                                moderate credit risk; or

                                            (2) if the issuer of the municipal
                                                securities, or the entity
                                                supplying the revenues or
                                                other payments from which the
                                                issue is to be paid, has been
                                                in continuous operation for
                                                less than three years,
                                                including the operation of any
                                                predecessors, the securities
                                                are subject to a minimal or
                                                low amount of credit risk.

                                       Also, purchases of municipal securities
                                       may not be designated as group sales or
                                       otherwise allocated to the account of
                                       any prohibited seller (i.e., an
                                       affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an offering
                                       where

                                       (a) the securities are offered or sold
                                           in transactions exempt from
                                           registration under Section 4(2) of
                                           the Securities Act of 1933,
                                           Rule 144A thereunder, or
                                           Rules 501-508 thereunder;

                                       (b) the securities were sold to persons
                                           that the seller and any person
                                           acting on behalf of the seller
                                           reasonably believe to include
                                           qualified institutional buyers, as
                                           defined in Rule 144A ("QIBs"); and

                                       (c) the seller and any person acting on
                                           behalf of the seller reasonably
                                           believe that the securities are
                                           eligible for resale to other QIBs
                                           pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed as
                                       to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and acting
                                       as an instrumentality of the Government
                                       of the United States pursuant to
                                       authority granted by the Congress of
                                       the United States; or any certificate
                                       of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.